LightTouch Vein, Laser & Hair Center Inc.
10663 Montgomery Road, First Floor
Cincinnati, OH  45242

February 28, 2000

Mr. A. Wayne Perrone
3511 Beale Street
McKeesport, PA  15132

Dear Wayne:

In response to your recent proposal, LightTouch Vein & Laser, Inc., a public company, traded on the OTC Bulletin Board under the symbol "LTVL" (hereinafter referred to as "LightTouch") proposes the following agreement for services provided by A. Wayne Perrone (hereinafter referred to as "Perrone"):

Perrone agrees to accept employment with LightTouch and LightTouch agrees to engage the services of Perrone. Perrone agrees to work diligently in the acquisition of centers for LightTouch, marketing strategy for LightTouch, financing for LightTouch, and to assist in the overall business organization of LightTouch. Compensation for such position is set forth in Exhibit "A" attached hereto.

LightTouch or Perrone may terminate this agreement at any time. This agreement shall become effective on the date set forth below and shall continue subject, however, to termination, through June 30, 2003.

Should the foregoing meet with your approval, please sign both copies of the agreement and return to me in the enclosed envelope. A fully executed copy will be returned to you for your records.

LIGHTTOUCH VEIN &LASER, INCC.
(a Nevada corporation)



By:/s/ GREGORY F. MARTINI
   -----------------------------------------
   Gregory F. Martini, President




AGREED AND ACCEPTED THIS 15TH day of March, 2000.



/S/ A. WAYNE PERRONE
--------------------------------------------
A.Wayne Perrone
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                                  EXHIBIT "A"

                         LIGHTTOUCH VEIN & LASER, INC.
                              (Nevada Corporation

                               Re: WAYNE PERRONE
                           Title: Vice-President /COO


DUTIES:
Acquisitions
Marketing
Analysis
Business Organization
>Coordinator of all departments
o  3 to 5 days a month through 6/30/01 (30%-40% from Pittsburgh)
o  4 to 6 days a month 7/01/01 through 6/30/03 (30%-40% from Pittsburgh)



SALARY OUTLINE:
April 1, 2000 to June 30, 2000

Salary:    0
Bonus:     0
Expenses:  As reasonably incurred



July 1, 2000 to June 30,2001

Salary:    $20,000.00
Expenses:  Work-related travel, phone, fax
           Small office space ($200.00 per month)
           Car allowance ($650.00 per month)
Bonus: $20,000 - value of stock $6 at the close of any 5-day trading period $40,000 - value of stock $8 at the close of any 5-day trading period $80,000 - value of stock $10 at the close of any 5-day trading period



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July 1, 2001 to June 30, 2002

Salary: $100,000.00 (increased to $125,000 if stock closes on any 5-day trading period at a $10 bid or higher)
Expenses:  Work-related travel
           Phone, small office, fax, etc.
           Car allowance - $650.00 per month
Benefits:  Insurance (100% paid 01/01/02)

Bonus: $40,000 - value of stock $10 at the close of any 5-day trading period $80,000 - value of stock $13 at the close of any 5-day trading period


July 1, 2002 to June 30, 2003

Salary: $105,000 (increased to $150,000 if stock closes on any 5-day trading period at a $13 bid or higher and increased to $180,000 if stock closes on any 5-day trading period at $16 bid or higher)

Expenses/
Benefits: Same as 7/01/01 to 6/30/02 period

Bonus: $40,000-value of stock $13 at the close of any 5-day trading period $80,000-value of stock $16 at the close of any 5-day trading period $150,000-value of stock $20 at the close of any 5-day trading period $250,000-value of stock $25 at the close of any 5-day trading period

Additional conditions:

o Salary shall be paid through  LightTouch  Vein & Laser,  Inc. (Ohio) payroll
o Bonuses  shall be paid with ten (10) days of the stated  term
o Thirteen  weeks salary if the company is sold
o Twenty-six weeks salary if terminated for any other reason other than sale of company and failure of employee to perform duties
o 134,000 shares of stock at $0.73 - $0.74 via an option at a mutually agreed upon date in 2000 (upon approval of Perrone's financial advisors and approval of LightTouch counsel)


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